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                                                                    Exhibit 99.2



                                  DETACH HERE

                                     PROXY

                      NETSCAPE COMMUNICATIONS CORPORATION

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 17, 1999

     The undersigned, having received the Notice of Special Meeting and the Proxy Statement-Prospectus, hereby appoints James L. Barksdale and Roberta R. Katz, and each of them, attorneys and proxies for the undersigned (with full power of substitution) to attend the above Special Meeting and all adjournments thereof and to act for and to vote all shares of Netscape Communications Corporation standing in the name of the undersigned at the Special Meeting to be held on Wednesday, March 17, 1999 at 8:00 a.m. local time at the Westin Santa Clara located at 5101 Great America Parkway, Santa Clara, California 95054.

     When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will grant authority to vote "FOR" Proposal 1 on the reverse side, and in the discretion of Mr. Barksdale or Ms. Katz on any other business matters or proposals as may properly come before the Special Meeting.

SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.
                           -------------------------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                           -------------------------



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                                  DETACH HERE

                          [X] PLEASE MARK VOTES AS IN
                                  THIS EXAMPLE

1. Proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 23, 1998, by and among America Online, Inc. ("AOL"), Apollo Acquisition Corp., a wholly-owned subsidiary of AOL ("Apollo"), and Netscape Communications Corporation ("Netscape"), pursuant to which Apollo will merge with and into Netscape (the "Merger") and Netscape will survive the Merger as a wholly-owned subsidiary of AOL. In the Merger, holders of outstanding shares of common stock, par value $.0001 per share, of Netscape ("Netscape Common Stock") will receive 0.9 of a share of common stock, par value $.01 per share, of AOL for each share of Netscape Common Stock held by them. Approval and adoption of the Merger Agreement will also constitute approval of the Merger and the other transactions contemplated by the Merger Agreement.

[ ]                  [ ]                    [ ]
FOR                AGAINST                ABSTAIN
MARK HERE FOR ADDRESS [ ] CHANGE AND NOTE AT LEFT

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE:                                  DATE
SIGNATURE:                                  DATE